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                                 EXHIBIT 10.14

      THIRD AMENDMENT DATED SEPTEMBER 1, 1995, TO THAT CERTAIN REVOLVING LOAN AGREEMENT BETWEEN FIRST AMERICAN NATIONAL BANK AND UNITED FOODS, INC., DATED APRIL 7, 1993.

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                  THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT



     THIS THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT (the "Agreement") made and entered into as of September 1, 1995, by and between FIRST AMERICAN NATIONAL BANK, a national banking association organized and existing under the statutes of the United States of America (hereinafter "Lender"), and UNITED FOODS, INC., a corporation organized and existing under the laws of the state of Delaware ("Borrower").

                                  WITNESSETH:

     WHEREAS, Lender and Borrower executed a Loan Agreement dated as of April 7, 1993 (the "Loan Agreement") pursuant to which the Lender made a Twenty-Three Million Dollar ($23,000,000.00) revolving credit loan to Borrower for the purpose of providing working capital to the Borrower (the "Revolving Loan");

     WHEREAS, the Lender and Borrower have previously amended the Loan
Agreement;

     WHEREAS, the Lender and Borrower desire to further modify the Loan Agreement as hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties do mutually agree as follows:

     1. Section 1.43 of the Loan Agreement is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

           1.43 Revolving Credit Note. The promissory notes dated April 7, 1993 and September 27, 1995 evidencing the Revolving Credit Loan and all modifications, extensions and renewals thereof.

     2. Section 4.1 of the Loan Agreement is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

           4.1 The Commitment. Subject to the terms and conditions herein set out, Lender agrees and commits to make loan advances and issue Letters of Credit to or for the account of the Borrower from time to time, from the Closing Date until the Revolving Credit Loan Maturity Date, in an aggregate amount of Total Exposure not to exceed, at any one time outstanding, the lesser of
      (a) Twenty-Three Million dollars ($23,000,000.00) (provided that this amount shall be increased to Twenty-Eight Million Dollars ($28,000,000.00) beginning September 27, 1995 and ending December 31, 1995, returning to Twenty-Three Million Dollars at the end of such period), or (b) the Borrower's Borrowing Base, as defined in
      Article I. The amounts of the maximum Commitment provided in clause (a) of the preceding sentence shall be decreased by Three Million Dollars ($3,000,000.00) upon the recordation of a mortgage encumbering the Utah Property.

     3. Section 6.1 (m) of the Loan Agreement is hereby deleted in its entirety and the following subparagraph is substituted in lieu thereof:


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           (m)  Tangible Net Worth.  As of the fiscal year end of
      February 28, 1995, and thereafter, Borrower shall maintain on a consolidated basis as of the last day of each fiscal quarter a Tangible Net Worth of not less than Fifty Million Dollars ($50,000,000.00), adjusted upward by fifty percent (50%) of its net earnings, and adjusted downward by fifty percent (50%) of its net losses, and adjusted downward by fifty percent (50%) of the actual amount expended by the Borrower in repurchasing its stock, as permitted by
      Section 6.1(w) hereof, in each case on a cumulative basis during the term of the Revolving Loan; provided that the adjustment required hereby as a result of fifty percent (50%) of net losses shall never reduce the Tangible Net Worth requirement below $50,000,000.00. As used herein, the term "Tangible Net Worth" means the remainder of (i) all assets of Borrower, other than intangible assets (including, without limitation, patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than leases required to be capitalized under generally accepted accounting principles), minus (ii) Borrower's Debt. The term "Borrower's Debt" means all liabilities and similar balance sheet items of Borrower.

     4. Section 6.1(w) of the Loan Agreement is hereby deleted in its entirety and the following subparagraph is substituted in lieu thereof:

           6.1(w). Stock Repurchase. Notwithstanding any other provision of this Loan Agreement, the Borrower shall be permitted to repurchase its own shares, in an amount equal to the lesser of
      (i) one million fifteen thousand (1,015,000) shares or (ii) that number of shares which can be purchased for Two Million Four Hundred Thousand Dollars ($2,400,000.00), through the end of the fiscal year ending February 28, 1996. There shall be no future stock repurchases of the Borrower's shares by the Borrower without the Lender's written consent.

     As amended hereby, the Loan Agreement is confirmed and ratified in all other respects.

     IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

            FIRST AMERICAN NATIONAL BANK




            By:     s/nMariah G. Lundberg
                    ------------------------
                    Mariah G. Lundberg
            Title:  Assistant Vice President


            UNITED FOODS, INC.



            By:     s/nCarl W. Gruenewald, II
                    ------------------------------------------------
                    Carl W. Gruenewald, II
            Title:  Senior Vice President, Chief Financial Officer &
                    Treasurer




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